UNATION

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UNATION Regulation A+ Mini IPO

Become a Partner

DESCRIPTION | ADDITIONAL UNATION INFORMATION



UNATION
BECOME A PARTNER
HD

$1,085,000
Non-Binding Commitments
$30,000,000 Goal

13
Reservations

315
Days left

Capital Raise ends on
July 31 2017

Reserve Investment

UNATION EVENT PLATFORM

THE FIRST-EVER SOCIAL **EVENTS, BRANDING** AND **TICKETING** APP.


UNATION

UNATION

Check-in

UNATION is a mobile app and desktop social engagement engine that allow a business/brand or an individual to create meaningful and relevant EVENTS, with the option of adding our robust ticketing and registration platform, all built around their unique brand. UNATION's purpose is to connect the world through events and create relevant branding, meaningful relationships, timely commerce and powerful analytics.

EVENT DISCOVERY & EVENT CREATION

- 90% of local searches happen on a phone
- 86% of social engagement happens on a phone

UNATION is far and away the easiest place to discover things to do. Open our app, find events. It's that simple.

UNATION makes it extremely easy to connect with people around events. This is called Affinity Bonding. Our simple premise is this: you will do more things with people with whom you share a common interest than others. That's how you develop meaningful relationships.

It's the fastest way to create public or private life cycle events; sporting events, concerts, birthday parties, graduations, etc.



EVENT PROMOTION & TICKETING



Business Intelligence Reporting

CREATE
In minutes, on either desktop or mobile, add tickets and registration to any branded event.

PROMOTE
Easily share your event over email, Facebook, Twitter, LinkedIn, text message, and more.

MANAGE
Robust reporting, registration details, communication tools, and a mobile check-in app allows your event to run smoothly.

- Search for custsomers by name or or confirmation code
- Scan tickets at the door
- Check attendees in
- View your updated guest list and sales in real time

FIRST CLASS REPORTING

UNATION reporting gives you real-time access to see who's attending your event, how much money you've made and who's checked in. Reporting will help you manage your event by assisting you in making important actions such as, event updates, attendee updates, promotional updates, date exporting, payment refunds and much more.


SALES REPORT
ATTENDEE REPORT
CHECK-IN REPORT
PAYMENT REPORT
REGISTRATION
REGISTRATION DETAILS

ENTERPRISE CLASS ANALYTICS

UNATION will offer detailed high-level analytics to integrate user interfaces with premium applicaitons. UNATION provides valuable actionable data by removing unwanted noise, amplifying that which will allow you to identify, group and then reach the followers who have expressed the most interest in you content. Analytics will be both in real time and historical on demand to help you make quick decision, as well as detect patterns. UNATION's premium analytics dashboard is currently in final development.



"SOCIAL MEDIA ALLOWS PEOPLE
TO CONNECT WITH EACH OTHER
TO CREATE AND SHARE INFORMATION.
IT IS PEOPLE-POWERED COMMUNICATION,
AN AUTHENTIC DIALOGUE MOTIVATED
BY A BASIC HUMAN DESIRE
TO SHARE INFORMATION."

RISE OF SOCIAL MEDIA

% WHO USE SOCIAL NETWORKING SITES


BY AGE GROUP
100%
75%
50%
25%
0%
90%
77%
51%
35%
2006
2008
2010
2012
2014
18-29
MILLENNIALS
30-49
50-64
65 or older

Source: smartinsights.com

A HARRIS STUDY CONCLUDES THAT MILLENNIALS ARE FUELING THE EXPERIENCE ECONOMY WITH THEIR PREFERENCE TO SPEND TIME AND MONEY ON CONCERTS, SOCIAL EXPERIENCES, ATHLETIC EVENTS, FESTIVALS AND EVENTS OF ALL KIND RATHER THAN MATERIAL POSSESSIONS. THE SAME STUDY CONCLUDES THAT 72% OF MILLENNIALS PLAN TO INCREASE THEIR SPENDING ON EXPERIENCES.

THE SHIFT TO EXPERIENCES

ACCORDING TO A STUDY BY PWC, 52% OF CONSUMERS AGE 18-34 ARE SPENDING THEIR MONEY ON EXPERIENCES VERSUS JUST 39% OF OLDER CONSUMERS.

MILLENNIALS IN THE U.S

ANNUAL CONSUMER SPENDING BY MILLENNIALS


$1.2 Trillion
$900 B
$800 B
$700 B
$600 B
$0
2016
2017
2018
2019
2020

MILLENNIALS MAKE UP TO 25% OF THE POPULATION

Source: Advertising Age

THE CURRENT MARKETPLACE

COMPANY NAME	LAUNCH DATE	MONEY RAISED	CURRENT USERS	VALUE USER	CURRENT REVENUE	CURRENT VALUATION
Facebook	2/4/2004	$2.43B	1.55 billion	$168	$17.93B	**$250 billion**
Linked In	5/5/2003	$103.2M	400 million	$282	$1.53B	**$25 billion**
Twitter	3/21/2006	$1.16B	320 million	$77	$2.21B	**$10 billion**
Pinterest	3/1/2010	$1.32B	100 million	$157	$169M	**$11 billion**
Path	11/1/2010	$66.15M	10 million	$100	N/A	**$500 million**
Instagram	10/6/2010	$57.5M	400 million	$30.00	$595M	**$35 billion**
Tumblr	2/19/2007	$125.25M	550 million	$4.76	N/A	**$760 million**
EVENT APPS						
Eventbrite	1/1/2006	$198.28M	20 million	$50.00	$112.4M	**$1 billion +**

*Data was compiled internally from various reputable internet sources. For a full report please contact the firm.

UNATION vs THE COMPETITION	UNATION	Eventbrite	Applause	Gogoout	Gravy	Wannado	Eventful	Yplan	Fever
Individual + Event Branding	✓	✗	✗	✗	✗	✗	✗	✗	✓
Featured Content	✓	✗	✗	✗	✗	✗	✓	✓	✗
Promoted Content	✓	✗	✗	✗	✗	✗	✗	✗	✗
Share	✓	✓	✓	✗	✗	✗	✗	✓	✓
Activity Feed	✓	✗	✗	✗	✗	✓	✗	✗	✓
Crowdsourcing	✓	✗	✗	✗	✗	✗	✗	✗	✗
Create Ticket	✓	✓	✓	✗	✗	✓	✗	✗	✗
Buy Ticket	✓	✓	✗	✓	✗	✓	✓	✓	✗
Reporting	✓	✓	✓	✗	✗	✗	✗	✗	✗
Mobile Create Event	✓	✗	✗	✗	✗	✗	✗	✗	✗
Mobile Create Ticket	✓	✗	✗	✗	✗	✗	✗	✗	✗
Mobile Purchase Ticket	✓	✓	✓	✓	✗	✓	✓	✓	✓
Contact Management	✓	✓	✓	✗	✗	✗	✗	✗	✗

TARGET MARKET

Our target markets are individuals and/or businesses who either attend or sponsor and organize events. Initially, to expedite user growth, the focus will be on partnerships to gain power users. We define power users as individuals who attend and share a lot of events, and a business who hosts multiple events each month. The interaction between these two groups will activate the less active users downstream.



INDIVIDUAL USERS

On UNATION, an individual can easily find things to do, connect with people around a shared experience and create their own private "life-cycle" events, such as birthday parties, graduations, etc.



BUSINESS USERS

On UNATION, a business can easily create either public or private events, while at the same time extending their brand presence, saving time, and extracting top level business intelligence around their customers.


BAD MONKEY
Extended Happy Hour This Wednesday Night!
HAPPY
FOURTH FRIDAY
HOUR

PARTNERSHIPS

UNATION's social engagement platform and unique event structure allows for the development of strategic Partnerships within specific industry silos. These partnerships incorporate event sharing along with a referral based revenue sharing agreements synergistic to all parties.




ATL
AMERICAN TRACK LEAGUE
BOLT
JAMAICA

GROWTH METRICS THAT MATTER

Activation. This metric tells us if the user follows the path we want them to follow, or "activates." A user activates on UNATION by using the platform as intended, by doing things such as following an event, creating an event, following or creating a brand, etc.

Retention. This metric tells us how often the user comes back and uses the platform. This is extremely important, as 5 million users are only valuable if they are repeat users.

Viral Coefficient. This is perhaps the most important metric for us to track, as this tells us how "viral" our platform is becoming. The more viral, the cheaper it is for us to put millions of users on the platform.



CITY BY CITY EXPANSION


?
NASHVILLE
ATLANTA
TAMPA
MIAMI
KEY WEST

When determining our next city, UNATION weighs four factors:

First, does the city have hyper-local sections of town that encourage eclectic events?

Second, does the city have an integrated university scene?

Third, are there lighthouse style events that we can attach with our brand?

Fourth, are we already connected with local influencers who can become UNATION Brand Ambassadors to help grow the company in each respective city?

BRAND AMBASSADOR PROGRAM

Event Promotion and Ticket Sales

DEVICES

UNATION is an iPhone, Android and Desktop Application built around events.

EXPOSURE

UNATION is a place for users to discover and promote events.

TICKETING

UNATION's unique ticketing solution combines ease of use with robust reporting.

CONVENIENCE

UNATION brings the ticketing experience, from creation to purchase, right to your phone.



UNATION
AMBASSADOR

BRAND AMBASSADOR PROGRAM

Event Promotion and Ticket Sales Support


UNATION
UNATION

CONTROL

Your own administrative portal to manage your brands and to track your income.

ACCESS

Access to a member of our marketing team to support your initiatives.

GROWTH

A world-class technology platform and interface that takes another step forward every 30 days.

ASSISTANCE

A resource center complete with FAQ's, videos, help articles and more.

USER GROWTH RATE

By improving the viral coefficient another 0.5 to a total of 2.0, it again dramatically affects year-end numbers.

USER BASE — UP ANOTHER 400%

Starting Point		Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Total Users		10,000	23,750	42,530	69,603	104,367	132,540	251,126	314,040	441,815	617,455	839,537	1,191,204
% Creating Ticketing Events	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%
Total Number of Ticketed Events		100.00	237.50	425.36	696.03	1,043.67	1,325.40	2,511.26	3,140.40	4,418.15	6,174.55	8,395.37	11,912.04
Average # of Attendees per Ticketed Event	30	30	30	30	30	30	30	30	30	30	30	30	30
Total # of Attendees for Ticketed Events		3,000.00	7,125.00	12,708.58	20,656.72	31,310.03	46,093.76	66,237.68	94,214.28	132,544.55	186,248.37	267,717.23	357,361.16
Avg Ticket/Registration Fee	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95	$1.95
Total Revenue Per Month		$5,850.00	$13,893.75	$24,353.51	$40,161.82	$61,072.23	$88,824.31	$129,358.43	$183,717.85	$258,462.04	$361,285.30	$502,545.54	$696,854.24
Retention Rate	50%	5,000	11,875	21,326	34,328	52,186	78,772	113,563	157,024	220,908	308,745	420,529	595,602
Viral Coefficient	2.00	10,000	23,750	42,530	69,603	104,367	132,540	251,126	314,040	441,815	617,455	839,537	1,191,204
Users Purchased	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
Attrition Rate	25%	1,250	2,969	5,352	8,682	13,050	19,193	27,641	38,256	55,227	77,187	107,262	148,900

REVENUE — UP ANOTHER 400%

+0.5

** Please review the executive summary for forward looking pro forma derived from UNATION revenue and growth assumptions

PROJECTED USER GROWTH

UNATION 2017 - 2023



60M
50M
40M
30M
20M
10M
5M
2017
2018
2019
2020
2021
2022
2023

** Please review the executive summary for forward looking pro forma derived from UNATION revenue and growth assumptions

Why Invest?

Events are how people and companies come to life!

> We live our lives through events; they are the most important thing we do with our free time and disposable income and represent a $38 billion dollar market.

> When we attend or follow an event we are making a real investment — an investment of time, money and reputation. We are choosing to go somewhere with others who share similar interests. The relationships and bonds we create on UNATION are more meaningful than a "like" or a "share" on conventional social media outlets. UNATION does not take the place of friendships; it creates and enhances real bonds.

You now have an opportunity to express your interest in UNATION as well as owning a part of it.

JOIN US

INVEST, SUPPORT and FOLLOW our journey to change the way people discover, create, promote, attend and share EVENTS.

Proposed
Capital Raise - $30M

Short Term: $5M (90 Days)

Long Term: $25M (270 Days)

Our proposed $30M capital raise will set the stage for future growth and will be used in four key areas; Marketing/Sales/Event Development, On-going Technology Development, General & Administration, and Debt Service.



$30 M
$20 M
$10 M
$5 M
90 Days
270 Days


Proposed
Use of Funds*
General and Administration
Ongoing Technology Development
$30M
Marketing, Sales, Event Development
Finance and Debt Service
*Category percentages will vary throughout the capital raise.
See Offering Circular.

Team UNATION

John Bartoletta
Founder/
Chief Executive Officer

- Product Vision
- High Level Relationships
- Company Structure

George Beardsley
Co-Founder/
Chief Strategy Officer

- Product Vision
- Manage Product Team
- Manage Activation Team and Initiatives

Dennis Thomas
Chief Financial Officer

- Budget
- Vendor Relations
- Company Structure

Jody Clermont
Chief Operational Officer

- Manage Operations
- Manage Relationships
- Investor Relations

S. Owais Ahmed
Technical

- Executive Committee

Imran Kahn
Technical

- Technical Lead

John Agliano
Legal

- Executive Committee

Clay Schuett
Legal

Bill Shaw
Advisory

- Former Turner Executive

Wayne Pace
Advisory

- Former Time-Warner Executive

Elliot Stern
Advisory

- Forensic Engineer, Mathematician
- Product Vision
- Technical

Tampa Team (12)

- Marketing
- UI, UX and QA
- Product Development
- Product Activation

San Francisco Team (12+)

- Project Management
- Technical Development
- Backend Architecture
- Cloud Infrastructure
- Web/Mobile Development

REGULATION A+ TIER 2 (MINI-IPO)

QUESTIONS

What is Regulation A+?

In June 2015, the final "Regulation A+" rules under Title IV of the JOBS Act became effective, after approval by the Securities and Exchange Commission, paving the way for companies like UNATION to raise up to $50 million from both accredited and non-accredited investors.

How does it work?

It only takes a minute to join the UNATION site and by clicking on the blue 'Reserve Investment' button in the top right corner of the page, you indicate your interest in UNATION's offering. So, don't miss out on the opportunity to get in early as an equity stakeholder by taking this first step today.

What is 'Testing the Waters?

Regulation A+ allows companies to promote a potential offering in order to see how much interest they receive before they decide to submit materials to the SEC. This is called 'Testing the Waters' and this stage lasts until the offering has been 'qualified' for fundraising by the SEC.

Why is it important to reserve your shares?

The share reservation process, and your reservation made today is designed to aid UNATION in determining the dollar amount of the securities that it should offer to be sold through UNATION in the near future once the SEC qualifies our offering statement.

REGULATION A+ TIER 2 (MINI-IPO)

DISCLOSURE

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE TO UNATION, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES OF UNATION CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY UNATION WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER TO BUY SECURITIES MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ITS ACCEPTANCE IS GIVEN AFTER THE DATE OF QUALIFICATION. ANY INDICATIONS OF INTEREST IN UNATION OFFERING INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, UNATION, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

UNATION IS "TESTING THE WATERS" UNDER REGULATION A+ UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. UNATION IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A+. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A+. IF UNATION DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION UNATION IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED.


UNATION
THANK YOU FOR VISITING OUR SITE
GET STARTED TODAY
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ADDITIONAL UNATION WEBSITES | INFORMATION


UNATION
WE'RE ALL ABOUT
EVENTS


STUFF TO DO
in Tampa Bay


STUFF TO DO
in Key West


BECOME A BRAND AMBASSADOR


BE A STUDENT AMBASSADOR


UNATION
Selling Tickets Just Got Easier


UNATION
Blog
TRACK MEET PARTY!


UNATION
BE A PART OF SOMETHING AMAZING.


UNATION Press Page
VISIT SITE







PROMOTIONAL UNATION VIDEOS



Part 1: UNATION's 'Create Your Own Event' Feature! from UNATION on Vimeo.



Part 2: Create. Share. Live from UNATION on Vimeo.



UNATION's new 'event share' feature! from UNATION on Vimeo.



Concert Recap - Big Guava from UNATION on Vimeo.


FIND STUFF
IN TAMPA BAY

Concert promotion - Dave Matthews Band from UNATION on Vimeo.



UNATION Commercial from UNATION on Vimeo.

SHARE

IMPORTANT MESSAGE: www.UNATIONPARTNERS.com (the "Site") is a website owned and operated by UNATION, LLC, ("UNATION"). By accessing this Site and any pages on this Site, you agree to be bound by its Terms of Use and Privacy Policy, as may be amended from time to time without notice or liability. The investment opportunity posted on the Site will be "testing-the-waters" communications by issuers to gauge interest in a future offering of the company's securities or actively funding for pending offerings. UNATION is not an investment advisor or a broker-dealer and does not engage in any activities requiring any such registration. The proposed securities offerings posted on the Site are available to all investors. Please be aware that during the "testing the waters" period (estimated May through July) (1) no money or other consideration is being solicited, and if sent, will not be accepted; (2) no sales will be made or commitments to purchase accepted until the offering statement for a financing is qualified by the US Securities and Exchange Commission; and (3) a prospective purchaser's indication of interest is non-binding." The "testing-the-waters" information presented on this Site are for potential securities offerings pursuant to Regulation A+ that provides an exemption from the registration requirements of the Securities Act of 1933, as amended. The company materials are not required to comply with specific disclosure requirements that apply to registration under the Securities Act. Neither the US Securities and Exchange Commission nor any state regulator or other regulatory body has passed upon the merits of or given its approval to the securities, the terms of the offerings, or the accuracy or completeness of "testing the waters" any offering materials. UNATION does not give investment advice, provide analysis or recommendations regarding any offering posted on the Site. Prior results are not indicative of future performance; actual results may vary materially. The Site may contain "forward looking statements" which are not guaranteed. All investors should make their own determination of whether or not to make any investment, based on their own independent evaluation and analysis. You are strongly advised to consult your legal, tax and financial advisors before investing. The proposed securities offering on this Site can only be marketed in jurisdictions where public solicitation of offerings are permitted; it is solely your responsibility to comply with the laws and regulations of your country of residence.